Exhibit 99.1

WEBSTER REPORTS
THIRD QUARTER 2025 EPS OF $1.54
STAMFORD, Conn., October 17, 2025 - Webster Financial Corporation (“Webster”) (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income applicable to common stockholders of $254.1 million, or $1.54 per diluted share, for the quarter ended September 30, 2025, compared to $186.8 million, or $1.10 per diluted share, for the quarter ended September 30, 2024.
“Webster continues to exhibit strong financial results,” said John R. Ciulla, chairman and chief executive officer. “It is appropriate that on Webster’s 90th anniversary, the consistency and excellence Webster has delivered since its founding persists.”
Highlights for the third quarter of 2025:
•Revenue of $732.6 million.
•Period end loans and leases balance of $55.1 billion, up $1.4 billion, or 2.6 percent from prior quarter.
•Period end deposits balance of $68.2 billion, up $1.9 billion, or 2.8 percent, from prior quarter.
•Provision for credit losses of $44.0 million.
•Return on average assets of 1.27 percent.
•Return on average tangible common equity of 17.64 percent1.
•Net interest margin of 3.40 percent, down 4 basis points from prior quarter.
•Common equity tier 1 ratio of 11.40 percent2.
•Efficiency ratio of 45.79 percent1.
•Tangible common equity ratio of 7.50 percent1.
•Repurchased 2.2 million shares under Webster’s share repurchase program.
“Webster’s growth, efficiency, and returns are each reflective of the company’s favorable strategic positioning,” said Neal Holland, senior executive vice president and chief financial officer. “We are proud to deliver record quarterly EPS on the occasion of Webster’s 90th anniversary.”

1 See “Non-GAAP to GAAP Reconciliations” section beginning on page 19.
2 Presented as preliminary for September 30, 2025.

Consolidated financial performance:
Quarterly net interest income compared to the third quarter of 2024:
•Net interest income was $631.7 million, compared to $589.9 million.
•Net interest margin1 was 3.40 percent, compared to 3.41 percent. The yield on interest-earning assets decreased by 24 basis points, and the cost of deposits and interest-bearing liabilities decreased by 28 basis points.
•Average interest-earning assets totaled $75.4 billion, an increase of $5.0 billion, or 7.1 percent.
•Average loans and leases totaled $54.4 billion, an increase of $2.6 billion, or 5.1 percent.
•Average deposits totaled $67.3 billion, an increase of $4.7 billion, or 7.6 percent.
Quarterly provision for credit losses:
•The provision for credit losses was $44.0 million, compared to $46.5 million in the prior quarter, and $54.0 million a year ago.
•Net charge-offs were $38.4 million, compared to $36.4 million in the prior quarter, and $35.4 million a year ago. The ratio of net charge-offs to average loans and leases was 0.28 percent, compared to 0.27 percent in both the prior quarter and a year ago.
•The allowance for credit losses on loans and leases represented 1.32 percent of total loans and leases, compared to 1.35 percent at June 30, 2025, and 1.32 percent at September 30, 2024.
•The allowance for credit losses on loans and leases represented 134 percent of non-performing loans and leases, compared to 135 percent at June 30, 2025, and 162 percent at September 30, 2024.
Quarterly non-interest income compared to the third quarter of 2024:
•Total non-interest income was $100.9 million, compared to $57.7 million, an increase of $43.2 million. In the third quarter of 2024, total non-interest income included a $19.6 million net loss on sale of investment securities and a $16.0 million loss on the exit of non-core operations, which included the write-off of a related customer intangible. Excluding those items, total non-interest income increased $7.6 million. The increase is primarily driven by increased activity in client hedging activities, an increase in the credit valuation adjustment, and a $4.0 million beneficial legal settlement.

1 As of the first quarter of 2025, Webster changed the methodology used to annualize net interest income in its quarterly and year to date net interest margin calculation. Net interest margin for the prior periods has been recast.

Quarterly non-interest expense compared to the third quarter of 2024:
•Total non-interest expense was $356.7 million, compared to $349.0 million, an increase of $7.7 million. In the third quarter of 2024, total non-interest expense included a net $20.6 million related to strategic restructuring costs and other adjustments and a benefit on the FDIC special assessment. Excluding those charges, total non-interest expense increased $28.3 million. The increase is primarily driven by investments in human capital, increased performance-based incentives, business development, and risk management infrastructure.
Quarterly income taxes compared to the third quarter of 2024:
•Income tax expense was $70.7 million, compared to $51.7 million, and the effective tax rate was 21.3 percent, compared to 21.1 percent. The higher effective tax rate in the current quarter reflects the effects of a higher level of income in 2025, compared to 2024, partially offset by the recognition of discrete tax benefits, compared to discrete tax expense a year ago.
Investment securities:
•Total investment securities, net, were $18.0 billion, compared to $17.8 billion at June 30, 2025, and $17.2 billion at September 30, 2024. The carrying value of the available-for-sale portfolio included $496.8 million of net unrealized losses, compared to $568.3 million at June 30, 2025, and $486.1 million at September 30, 2024. The carrying value of the held-to-maturity portfolio does not reflect $836.7 million of net unrealized losses, compared to $901.6 million at June 30, 2025, and $677.0 million at September 30, 2024.
Loans and leases:
•Total loans and leases were $55.1 billion, compared to $53.7 billion at June 30, 2025, and $51.9 billion at September 30, 2024. Compared to June 30, 2025, commercial loans and leases increased by $619.7 million, commercial real estate loans increased by $552.5 million, residential mortgages increased by $176.7 million, and consumer loans increased by $31.2 million. Compared to September 30, 2024, commercial loans and leases increased by $1.8 billion, commercial real estate loans increased by $219.9 million, residential mortgages increased by $932.5 million, and consumer loans increased by $160.8 million.
•Loan originations for the portfolio were $4.1 billion, compared to $3.8 billion in the prior quarter, and $2.8 billion a year ago.

Asset quality:
•Total non-performing loans and leases were $543.9 million, compared to $534.5 million at June 30, 2025, and $425.6 million at September 30, 2024. The ratio of total non-performing loans and leases to total loans and leases was 0.99 percent, compared to 1.00 percent at June 30, 2025, and 0.82 percent at September 30, 2024.
•Past due loans and leases were $65.6 million, compared to $54.8 million at June 30, 2025, and $108.9 million at September 30, 2024. The increase from prior quarter is primarily driven by commercial real estate and residential mortgages, partially offset by a decrease in commercial non-mortgage.
Deposits and borrowings:
•Total deposits were $68.2 billion, compared to $66.3 billion at June 30, 2025, and $64.5 billion at September 30, 2024. The ratio of core deposits to total deposits1 was 88.9 percent, compared to 88.1 percent at June 30, 2025, and 88.5 percent at September 30, 2024. The loan to deposit ratio was 80.8 percent, compared to 80.9 percent at June 30, 2025, and 80.5 percent at September 30, 2024.
•Total borrowings were $3.9 billion, compared to $4.6 billion at June 30, 2025, and $4.1 billion at September 30, 2024.
Capital:
•The return on average common stockholders’ equity and the return on average tangible common stockholders’ equity1 were 11.23 percent and 17.64 percent, respectively, compared to 11.31 percent and 17.96 percent, respectively, in the prior quarter, and 8.67 percent and 14.29 percent, respectively, a year ago.
•The tangible equity1 and tangible common equity1 ratios were 7.86 percent and 7.50 percent, respectively, compared to 7.82 percent and 7.46 percent, respectively, at June 30, 2025, and 7.85 percent and 7.48 percent, respectively, at September 30, 2024.
•The common equity tier 12 ratio was 11.40 percent, compared to 11.35 percent at June 30, 2025, and 11.25 percent at September 30, 2024.
•Book value per common share and tangible book value per common share1 were $55.69 and $36.42, respectively, compared to $54.19 and $35.13, respectively, at June 30, 2025, and $52.00 and $33.26, respectively, at September 30, 2024.

1 See “Non-GAAP to GAAP Reconciliations” section beginning on page 19.
2 Presented as preliminary for September 30, 2025, and actual for the remaining periods.

Reportable segments:
Commercial Banking
Webster’s Commercial Banking segment delivers financial solutions both nationally and regionally to a wide range of companies, investors, government entities, and other public and private institutions. Commercial Banking helps its clients achieve their business and financial goals with expertise in Commercial & Institutional Lending, Commercial Real Estate, Capital Markets, Capital Finance, and Treasury Management. Its Private Banking team also pairs holistic wealth solutions, including tailored lending, with commercial banking services. At September 30, 2025, Commercial Banking had $42.4 billion in loans and leases and $18.3 billion in deposits, as well as a combined $2.8 billion in assets under administration (“AUA”) and management (“AUM”).
Commercial Banking Operating Results:

			Percent
	Three months ended September 30,		Favorable/
(In thousands)	2025	2024	(Unfavorable)
Net interest income	$328,306	$338,424	(3.0)%
Non-interest income	33,902	33,288	1.8
Operating revenue	362,208	371,712	(2.6)
Non-interest expense	108,590	100,892	(7.6)
Pre-tax, pre-provision net revenue	$253,618	$270,820	(6.4)

			Percent
	September 30,		Increase/
(In millions)	2025	2024	(Decrease)
Loans and leases	$42,361	$40,372	4.9%
Deposits	18,261	17,124	6.6
AUA / AUM (off balance sheet)	2,813	2,968	(5.2)
Pre-tax, pre-provision net revenue decreased $17.2 million, to $253.6 million, in the quarter as compared to the prior year. Net interest income decreased $10.1 million, to $328.3 million, primarily driven by a lower net spread on loans and leases, partially offset by higher average loan and deposit balances. Non-interest income increased $0.6 million, to $33.9 million, primarily driven by higher syndication and prepayment fees and an increase in client hedging activities, partially offset by a non-recurring gain from a multi-family securitization event in the third quarter of 2024. Non-interest expense increased $7.7 million, to $108.6 million, primarily driven by increased investments in human capital, operational process improvements, and technology, and higher foreclosed property and loan workout expenses.

Healthcare Financial Services
Webster’s Healthcare Financial Services segment includes HSA Bank and Ametros. HSA Bank is one the country’s largest providers of employee benefits solutions, including being one of the leading bank administrators of health savings accounts, emergency savings accounts, and flexible spending accounts administration services in 50 states. Ametros, the nation’s largest professional administrator of medical insurance claim settlements, helps individuals manage their ongoing medical care through their CareGuard service and proprietary technology platform. At September 30, 2025, Healthcare Financial Services had $16.6 billion in total footings comprising $10.3 billion in deposits and $6.3 billion in AUA through linked investment accounts.
Healthcare Financial Services Operating Results:

			Percent
	Three months ended September 30,		Favorable/
(In thousands)	2025	2024	(Unfavorable)
Net interest income	$100,041	$93,940	6.5%
Non-interest income	27,304	26,541	2.9
Operating revenue	127,345	120,481	5.7
Non-interest expense	54,492	54,023	(0.9)
Pre-tax net revenue	$72,853	$66,458	9.6

	September 30,		Percent
(Dollars in millions)	2025	2024	Increase
Number of accounts (thousands)	3,475	3,341	4.0%

Deposits	$10,305	$9,940	3.7
Linked investment accounts (off balance sheet)	6,270	5,205	20.5
Total footings	$16,575	$15,146	9.4
Pre-tax net revenue increased $6.4 million, to $72.9 million, in the quarter as compared to the prior year. Net interest income increased $6.1 million, to $100.0 million, primarily driven by higher deposit balances, partially offset by lower deposit spreads. Non-interest income increased $0.8 million, to $27.3 million, primarily driven by higher interchange and medical fees. Non-interest expense increased $0.5 million, to $54.5 million, primarily driven by higher compensation and benefits costs, partially offset by lower service contract expenses.

Consumer Banking
Webster’s Consumer Banking segment delivers customized financial solutions for individuals and families, private clients, and small business owners across 196 banking centers throughout the Northeast. Consumer Banking offers a full suite of deposit, lending, treasury management, and wealth management solutions delivered by experienced relationship managers and financial advisors. Consumer Banking also provides a fully digital banking experience through its mobile banking apps and BrioDirect. At September 30, 2025, Consumer Banking had $12.7 billion in loans and $27.5 billion in deposits, as well as $7.7 billion in AUA.
Consumer Banking Operating Results:

			Percent
	Three months ended September 30,		Favorable/
(In thousands)	2025	2024	(Unfavorable)
Net interest income	$214,465	$202,122	6.1%
Non-interest income	24,909	28,299	(12.0)
Operating revenue	239,374	230,421	3.9
Non-interest expense	125,397	116,253	(7.9)
Pre-tax, pre-provision net revenue	$113,977	$114,168	(0.2)

			Percent
	September 30,		Increase/
(In millions)	2025	2024	(Decrease)
Loans	$12,683	$11,571	9.6%
Deposits	27,548	27,020	2.0
AUA (off balance sheet)	7,656	7,948	(3.7)
Pre-tax, pre-provision net revenue decreased $0.2 million, to $114.0 million, in the quarter as compared to the prior year. Net interest income increased $12.3 million, to $214.5 million, primarily driven by higher average loan and deposit balances coupled with a higher interest rate spreads on loans, partially offset by a lower interest rate spread on deposits. Non-interest income decreased $3.4 million, to $24.9 million, primarily driven by a non-recurring gain on an investment portfolio sale in the third quarter of 2024 and lower investment services income. Non-interest expense increased $9.1 million, to $125.4 million, primarily driven by increased investments in technology, employee-related expenses, and loan-related expenses.

***

Webster Financial Corporation (“Webster”) (NYSE:WBS) is the holding company for Webster Bank, N.A. (“Webster Bank”). Headquartered in Stamford, CT, Webster is a values-driven organization with more than $83 billion in total consolidated assets. Webster Bank is a commercial bank that provides a wide range of financial products and services to businesses, individuals, and families across three differentiated lines of business: Commercial Banking, Healthcare Financial Services, and Consumer Banking. While its core footprint spans the Northeast from the New York metropolitan area to Rhode Island and Massachusetts, certain businesses operate in extended geographies. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s third quarter 2025 earnings announcement will be held today, Friday, October 17, 2025, at 9:00 a.m. Eastern Time. To listen to the live call, please dial 888-330-2446, or 1-240-789-2732 for international callers. The passcode is 8607257. The webcast, along with related slides, will be available via Webster’s Investor Relations website at investors.websterbank.com. A replay of the conference call will be available for one week via the website listed above, beginning at approximately 12:00 noon (Eastern Time) on October 17, 2025. To access the replay, dial 800-770-2030, or 1-609-800-9909 for international callers. The replay conference ID number is 8607257.

Media Contact
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact
Emlen Harmon, 212-309-7646
eharmon@websterbank.com

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “could,” “believes,” “anticipates,” “expects,” “intends,” “outlook,” “target,” “continue,” “remain,” “will,” “should,” “may,” “might,” “plans,” “estimates,” “likely,” “future,” and similar references to future periods. However, these words are not the exclusive means of identifying such statements. Examples of forward-looking statements include but are not limited to: projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; statements of plans, objectives, and expectations of Webster or its management or Board of Directors; statements of future economic performance; and statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, and in many cases, are beyond Webster's control. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause Webster’s actual results to differ from those discussed in any forward-looking statements include, but are not limited to: Webster’s ability to successfully execute its business plan and strategic initiatives, and manage any risks or uncertainties; continued regulatory changes or other risk mitigation efforts taken by government agencies in response to the risk to safety and soundness in the banking industry; volatility in Webster’s stock price due to investor sentiment and perception of the banking industry; local, regional, national, and international economic conditions or macroeconomic instability (including any economic slowdown or recession, inflation, monetary fluctuation, tariff increases, interest rate changes, credit loss trends, unemployment, changes in housing or securities markets, or other factors) and the impact of the same on Webster or its customers; volatility, disruption, or uncertainty in national and international financial markets, including as a result of geopolitical developments; the impact of unrealized losses in Webster’s financial instruments, particularly in Webster’s available-for-sale securities portfolio; changes in laws and regulations, or existing laws and regulations that Webster becomes subject to, including those concerning banking, taxes, dividends, securities, insurance, cybersecurity, and healthcare administration, with which Webster and its subsidiaries must comply; adverse conditions in the securities markets that could lead to impairment in the value of Webster’s securities portfolio; possible changes in governmental monetary and fiscal policies, or any leadership changes of those determining such policies, including, but not limited to, Federal Reserve policies in connection with continued inflationary pressures; the effects of any restructurings, staff reductions, or other disruptions (including any potential effects from the current government shutdown) in the U.S. federal government or in agencies regulating or otherwise impacting Webster’s business; the direct or indirect impact of any new regulatory, policy, or enforcement developments resulting from the policies or actions of the current U.S. presidential administration, including trade deals, changes in tariffs and other protectionist trade policies, any reciprocal and/or retaliatory tariffs by foreign countries, and any uncertainties related thereto; the timely development and acceptance of any new products and services, and the perceived value of those products and services by customers; changes in deposit flows, consumer spending, borrowings, and savings habits; Webster’s ability to implement new technologies and maintain secure and reliable information and technology systems; the effects, including reputational damage, of any cybersecurity threats, attacks or disruptions, fraudulent activity, or other data breaches or security events, including those involving Webster’s third-party vendors and service providers; issues with the performance of Webster’s counterparties and third-party vendors; Webster’s ability to increase market share and control expenses; changes in the competitive environment among banks, financial holding companies, and other traditional and non-traditional financial service providers; Webster’s ability to maintain adequate sources of funding and liquidity; possible downgrades in Webster’s credit ratings; limitations on Webster’s ability to receive dividends from its subsidiaries; Webster’s ability to attract, develop, motivate, and retain skilled employees; changes in loan demand or real estate values; changes in the mix of loan geographies, sectors, or types and the level of non-performing assets, charge-offs, and delinquencies; changes in Webster’s estimates of current expected credit losses based upon periodic review under relevant regulatory and accounting requirements; the effect of changes in accounting policies and practices applicable to Webster, including impacts of recently adopted accounting guidance; legal and regulatory developments, including any due to judicial decisions, the initiation or resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews, disruptions at regulatory agencies, government funding or other issues; Webster’s ability to navigate differing environmental, social, governmental, and sustainability concerns among federal and state governmental administrations and judicial decisions, Webster’s stakeholders, and other activists that may arise from Webster’s business activities; Webster’s ability to assess and monitor the effect of evolving uses of artificial intelligence on its business and operations; the occurrence of natural disasters, severe weather events, and public health crises, and any governmental or societal responses thereto; the impact of any of the foregoing on the business or credit quality of Webster’s customers; and the other factors that are described in Webster’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by Webster in this release speaks only as of the date on which it is made. Factors or events that could cause Webster’s actual results to differ may emerge from time to time, and it is not possible for Webster to predict all of them. Webster undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures, including the efficiency ratio, the return on average tangible common stockholders’ equity, the tangible equity ratio, the tangible common equity ratio, tangible book value per common share, and core deposits. A reconciliation of each non-GAAP financial measure to the most comparable GAAP financial measure is included in the accompanying selected financial highlights table.

Webster believes that certain non-GAAP financial measures provide investors with information useful in understanding its financial position, results of operations, the strength of its capital position, and overall business performance. These non-GAAP financial measures are used by Webster for performance measurement purposes, as well as for internal planning and forecasting, and by securities analysts, investors, and other interested parties to assess peer company operating performance. Webster believes that this presentation, together with the accompanying reconciliations, provides investors with a more complete understanding of the factors and trends affecting its business and allows investors to view its performance in a manner similar to management.

The efficiency ratio represents the costs expended to generate a dollar of revenue and is calculated excluding certain non-operational items. The return on average tangible common stockholders’ equity is calculated using net income less preferred stock dividends, adjusted for the tax-effected amortization of intangible assets, as a percentage of average stockholders’ equity less average preferred stock and average goodwill and other intangible assets. The tangible equity ratio represents stockholders’ equity less goodwill and other intangible assets (tangible stockholders’ equity) divided by total assets less goodwill and other intangible assets (tangible assets). The tangible common equity ratio represents stockholders’ equity less preferred stock and goodwill and other intangible assets (tangible common stockholders’ equity) divided by tangible assets. Tangible book value per common share represents tangible common stockholders’ equity divided by the number of common shares outstanding at the end of the reporting period. Core deposits reflect total deposits less certificates of deposit and brokered certificates of deposit.

These non-GAAP financial measures should not be considered a substitute for GAAP-basis financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these with other companies that present financial measures having the same or similar names. Webster strongly encourages investors to review its consolidated financial statements in their entirety and to not rely on any single financial measure.

Refer the tables beginning on page 19 for Non-GAAP to GAAP reconciliations.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	Three Months Ended
(In thousands, except ratio and per share data)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Income and performance ratios:
Net income	$261,217	$258,848	$226,917	$177,766	$192,985
Net income applicable to common stockholders	254,051	251,695	220,367	171,760	186,799
Earnings per common share - Diluted	1.54	1.52	1.30	1.01	1.10
Return on average assets (annualized)	1.27%	1.29%	1.15%	0.91%	1.01%
Return on average tangible common stockholders' equity (annualized) (1)	17.64	17.96	15.93	12.73	14.29
Return on average common stockholders’ equity (annualized)	11.23	11.31	9.94	7.80	8.67
Non-interest income as a percentage of total revenue	13.77	13.22	13.14	7.94	8.92

Asset quality:
Allowance for credit losses on loans and leases	$727,897	$722,046	$713,321	$689,566	$687,798
Non-performing assets	545,327	537,050	564,708	461,751	427,274
Allowance for credit losses on loans and leases / total loans and leases	1.32%	1.35%	1.34%	1.31%	1.32%
Net charge-offs / average loans and leases (annualized)	0.28	0.27	0.42	0.47	0.27
Non-performing loans and leases / total loans and leases	0.99	1.00	1.06	0.88	0.82
Non-performing assets / total loans and leases plus other real estate owned and repossessed assets	0.99	1.00	1.06	0.88	0.82
Allowance for credit losses on loans and leases / non-performing loans and leases	133.82	135.08	126.39	149.47	161.60

Other ratios:
Tangible equity (1)	7.86%	7.82%	7.80%	7.82%	7.85%
Tangible common equity (1)	7.50	7.46	7.43	7.45	7.48
Tier 1 Risk-Based Capital (2)	11.90	11.86	11.76	12.06	11.77
Total Risk-Based Capital (2)	14.69	14.05	13.96	14.24	14.06
Common equity tier 1 Risk-Based Capital (2)	11.40	11.35	11.25	11.54	11.25
Stockholders’ equity / total assets	11.37	11.40	11.47	11.56	11.58
Net interest margin (3)	3.40	3.44	3.48	3.44	3.41
Efficiency ratio (1)	45.79	45.40	45.79	44.80	45.49

Equity and share related:
Common stockholders’ equity	$9,178,698	$9,053,638	$8,920,175	$8,849,235	$8,914,071
Book value per common share	55.69	54.19	52.91	51.63	52.00
Tangible book value per common share (1)	36.42	35.13	33.97	32.95	33.26
Common stock closing price	59.44	54.60	51.55	55.22	46.61
Dividends declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares outstanding	164,817	167,083	168,594	171,391	171,428
Weighted-average common shares outstanding - Basic	164,138	165,884	169,182	169,589	169,569
Weighted-average common shares - Diluted	164,456	166,131	169,544	170,005	169,894
(1)See “Non-GAAP to GAAP Reconciliations” section beginning on page 19.
(2)Presented as preliminary for September 30, 2025, and actual for the remaining periods.
(3)As of the first quarter of 2025, Webster changed the methodology used to annualize net interest income in its quarterly and year to date net interest margin calculation. Net interest margin for the prior periods has been recast.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	September 30, 2025	June 30, 2025	September 30, 2024
Assets:
Cash and due from banks	$498,801	$425,349	$721,261
Interest-bearing deposits	2,563,680	2,568,570	2,476,290
Investment securities:
Available-for-sale	9,932,344	9,620,354	8,594,978
Held-to-maturity, net	8,077,505	8,192,720	8,565,936
Total investment securities, net	18,009,849	17,813,074	17,160,914
Loans held for sale	75,386	278,409	117,615
Loans and leases:
Commercial	21,912,809	21,293,103	20,120,992
Commercial real estate	21,911,298	21,358,775	21,691,377
Residential mortgages	9,509,142	9,332,413	8,576,612
Consumer	1,718,832	1,687,668	1,558,034
Total loans and leases	55,052,081	53,671,959	51,947,015
Allowance for credit losses on loans and leases	(727,897)	(722,046)	(687,798)
Total loans and leases, net	54,324,184	52,949,913	51,259,217
Federal Home Loan Bank and Federal Reserve Bank stock	340,231	370,272	360,795
Deferred tax assets, net	220,972	252,442	273,174
Premises and equipment, net	427,215	422,774	411,070
Goodwill and other intangible assets, net	3,175,747	3,184,039	3,212,050
Cash surrender value of life insurance policies	1,266,491	1,262,311	1,247,624
Accrued interest receivable and other assets	2,290,096	2,387,117	2,213,890
Total assets	$83,192,652	$81,914,270	$79,453,900

Liabilities and Stockholders’ Equity:
Deposits:
Demand	$10,491,975	$10,345,761	$10,744,524
Interest-bearing checking	10,723,584	9,933,392	10,016,651
Health savings accounts	9,135,425	9,064,935	8,951,383
Money market	23,188,134	21,679,493	20,460,382
Savings	7,060,713	7,370,959	6,921,459
Certificates of deposit	6,202,906	6,069,447	6,020,031
Brokered certificates of deposit	1,372,907	1,850,438	1,400,000
Total deposits	68,175,644	66,314,425	64,514,430
Securities sold under agreements to repurchase and federal funds purchased	101,717	372,806	100,232
Federal Home Loan Bank advances	2,560,817	3,339,914	3,110,205
Long-term debt	1,249,612	905,634	910,963
Accrued expenses and other liabilities	1,642,185	1,643,874	1,620,020
Total liabilities	73,729,975	72,576,653	70,255,850
Preferred stock	283,979	283,979	283,979
Common stockholders’ equity	9,178,698	9,053,638	8,914,071
Total stockholders’ equity	9,462,677	9,337,617	9,198,050
Total liabilities and stockholders’ equity	$83,192,652	$81,914,270	$79,453,900

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2025	2024	2025	2024
Interest income:
Interest and fees on loans and leases	$794,668	$809,184	$2,324,988	$2,399,326
Interest on investment securities	201,321	176,722	593,556	485,134
Loans held for sale	3,988	5,400	4,010	11,075
Other interest and dividends	28,325	12,757	79,822	36,664
Total interest income	1,028,302	1,004,063	3,002,376	2,932,199
Interest expense:
Deposits	355,504	371,075	1,021,625	1,068,309
Borrowings	41,131	43,105	115,710	133,971
Total interest expense	396,635	414,180	1,137,335	1,202,280
Net interest income	631,667	589,883	1,865,041	1,729,919
Provision for credit losses	44,000	54,000	168,000	158,500
Net interest income after provision for credit losses	587,667	535,883	1,697,041	1,571,419
Non-interest income:
Deposit service fees	39,576	38,863	119,405	122,479
Loan and lease related fees	16,404	18,513	51,682	57,614
Wealth and investment services	7,640	8,367	23,208	24,847
Cash surrender value of life insurance policies	7,535	8,020	24,699	20,325
Gain (loss) on sale of investment securities, net	—	(19,597)	220	(79,338)
Other income	29,751	3,575	68,955	53,465
Total non-interest income	100,906	57,741	288,169	199,392
Non-interest expense:
Compensation and benefits	209,036	194,736	607,611	570,126
Occupancy	19,003	18,879	58,057	53,421
Technology and equipment	47,520	56,696	141,171	147,835
Intangible assets amortization	8,966	8,491	27,296	26,401
Marketing	4,953	4,224	14,151	12,612
Professional and outside services	17,815	16,001	53,435	43,048
Deposit insurance	15,621	13,555	47,027	52,843
Other expenses	33,755	36,376	97,279	104,616
Total non-interest expense	356,669	348,958	1,046,027	1,010,902
Income before income taxes	331,904	244,666	939,183	759,909
Income tax expense	70,687	51,681	192,201	168,968
Net income	261,217	192,985	746,982	590,941
Preferred stock dividends	(4,162)	(4,162)	(12,487)	(12,487)
Income allocated to participating securities	(3,004)	(2,024)	(8,339)	(6,136)
Net income applicable to common stockholders	$254,051	$186,799	$726,156	$572,318

Weighted-average common shares outstanding - Basic	164,138	169,569	166,386	169,898
Weighted-average common shares - Diluted	164,456	169,894	166,738	170,226

Earnings per common share:
Basic	$1.55	$1.10	$4.36	$3.37
Diluted	1.54	1.10	4.36	3.36

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Interest income:
Interest and fees on loans and leases	$794,668	$775,203	$755,117	$783,140	$809,184
Interest on investment securities	201,321	197,766	194,469	189,801	176,722
Loans held for sale	3,988	7	15	2,836	5,400
Other interest and dividends	28,325	27,611	23,886	19,310	12,757
Total interest income	1,028,302	1,000,587	973,487	995,087	1,004,063
Interest expense:
Deposits	355,504	339,738	326,383	358,895	371,075
Borrowings	41,131	39,667	34,912	27,724	43,105
Total interest expense	396,635	379,405	361,295	386,619	414,180
Net interest income	631,667	621,182	612,192	608,468	589,883
Provision for credit losses	44,000	46,500	77,500	63,500	54,000
Net interest income after provision for credit losses	587,667	574,682	534,692	544,968	535,883
Non-interest income:
Deposit service fees	39,576	40,934	38,895	38,665	38,863
Loan and lease related fees	16,404	17,657	17,621	18,770	18,513
Wealth and investment services	7,640	7,779	7,789	8,387	8,367
Cash surrender value of life insurance policies	7,535	9,172	7,992	7,387	8,020
Gain (loss) on sale of investment securities, net	—	—	220	(56,886)	(19,597)
Other income	29,751	19,115	20,089	36,184	3,575
Total non-interest income	100,906	94,657	92,606	52,507	57,741
Non-interest expense:
Compensation and benefits	209,036	199,930	198,645	192,668	194,736
Occupancy	19,003	19,337	19,717	18,740	18,879
Technology and equipment	47,520	45,932	47,719	47,182	56,696
Intangible assets amortization	8,966	9,093	9,237	9,681	8,491
Marketing	4,953	5,171	4,027	6,139	4,224
Professional and outside services	17,815	18,394	17,226	15,205	16,001
Deposit insurance	15,621	15,061	16,345	16,069	13,555
Other expenses	33,755	32,796	30,728	34,693	36,376
Total non-interest expense	356,669	345,714	343,644	340,377	348,958
Income before income taxes	331,904	323,625	283,654	257,098	244,666
Income tax expense	70,687	64,777	56,737	79,332	51,681
Net income	261,217	258,848	226,917	177,766	192,985
Preferred stock dividends	(4,162)	(4,162)	(4,163)	(4,163)	(4,162)
Income allocated to participating securities	(3,004)	(2,991)	(2,387)	(1,843)	(2,024)
Net income applicable to common stockholders	$254,051	$251,695	$220,367	$171,760	$186,799

Weighted-average common shares outstanding - Basic	164,138	165,884	169,182	169,589	169,569
Weighted-average common shares - Diluted	164,456	166,131	169,544	170,005	169,894

Earnings per common share:
Basic	$1.55	$1.52	$1.30	$1.01	$1.10
Diluted	1.54	1.52	1.30	1.01	1.10

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Average Yields/Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended September 30,
		2025			2024
(Dollars in thousands)	Average Balance	Interest Income/Expense	Average Yield/Rate	Average Balance	Interest Income/Expense	Average Yield/Rate
Assets:
Interest-earning assets:
Loans and leases	$54,372,960	$806,695	5.83%	$51,752,193	$820,209	6.22%
Investment securities (1)	18,371,777	203,552	4.43	17,483,341	179,356	4.10
Federal Home Loan and Federal Reserve Bank stock	345,001	4,729	5.44	340,330	4,383	5.12
Interest-bearing deposits	2,120,664	23,596	4.35	629,180	8,374	5.21
Loans held for sale	192,686	3,988	8.28	216,735	5,400	9.97
Total interest-earning assets	75,403,088	$1,042,560	5.45%	70,421,779	$1,017,722	5.69%
Non-interest-earning assets (1)	6,591,115			6,383,522
Total assets	$81,994,203			$76,805,301
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Demand	$10,141,954	$—	—%	$10,243,045	$—	—%
Interest-bearing checking	10,502,974	47,305	1.79	9,744,885	48,160	1.96
Health savings accounts	9,127,705	3,886	0.17	8,546,941	3,257	0.15
Money market	22,513,065	201,086	3.54	19,945,165	208,980	4.17
Savings	7,233,339	30,813	1.69	6,909,526	29,140	1.69
Certificates of deposit	6,120,864	53,853	3.49	5,895,329	64,368	4.34
Brokered certificates of deposit	1,679,127	18,561	4.39	1,294,764	17,170	5.28
Total deposits	67,319,028	355,504	2.10	62,579,655	371,075	2.36
Securities sold under agreements to repurchase	139,567	631	1.77	125,738	38	0.12
Federal Home Loan Bank advances	2,602,949	29,620	4.45	2,535,497	35,172	5.43
Long-term debt (1)	960,497	10,880	4.53	887,090	7,895	3.56
Total borrowings	3,703,013	41,131	4.37	3,548,325	43,105	4.77
Total deposits and interest-bearing liabilities	71,022,041	$396,635	2.21%	66,127,980	$414,180	2.49%
Non-interest-bearing liabilities (1)	1,532,014			1,682,187
Total liabilities	72,554,055			67,810,167
Preferred stock	283,979			283,979
Common stockholders’ equity	9,156,169			8,711,155
Total stockholders’ equity	9,440,148			8,995,134
Total liabilities and stockholders’ equity	$81,994,203			$76,805,301
Tax-equivalent net interest income		645,925			603,542
Less: Tax-equivalent adjustments		(14,258)			(13,659)
Net interest income		$631,667			$589,883
Net interest margin (2)			3.40%			3.41%
(1)In order to provide the users of the Company’s financial statements with a more transparent view of the actual consolidated average balances that are used in the calculation of net interest margin, the Company has recast, in the above table, certain consolidated average balances for the three months ended September 30, 2024, to reflect a change in presentation being applied retrospectively. Specifically, adjustments were made to exclude average unsettled trades of $52.3 million and average available-for-sale unrealized losses of $649.2 million from investment securities, and to exclude an average basis adjustment of $24.7 million from long-term debt related to a de-designated fair value hedge. Rather, effective as of December 31, 2024, these amounts are being presented in average non-interest-earning assets and average non-interest-bearing liabilities, respectively. There were no changes to the related yields/rates or net interest income that had been previously disclosed.
(2)As of the first quarter of 2025, Webster changed the methodology used to annualize net interest income in its quarterly and year to date net interest margin calculation. Net interest margin for the prior periods has been recast. There were no changes to the related yields/rates or net interest income that had been previously disclosed.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Average Yields/Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Nine Months Ended September 30,
		2025			2024
(Dollars in thousands)	Average Balance	Interest Income/Expense	Average Yield/Rate	Average Balance	Interest Income/Expense	Average Yield/Rate
Assets:
Interest-earning assets:
Loans and leases	$53,413,031	$2,359,891	5.84%	$51,376,513	$2,430,382	6.23%
Investment securities (1)	18,238,066	600,392	4.39	17,146,601	497,931	3.87
Federal Home Loan and Federal Reserve Bank stock	338,576	12,926	5.10	340,222	13,901	5.46
Interest-bearing deposits	2,013,349	66,896	4.38	563,217	22,763	5.31
Loans held for sale	93,748	4,010	5.70	150,985	11,075	9.78
Total interest-earning assets	74,096,770	$3,044,115	5.44%	69,577,538	$2,976,052	5.65%
Non-interest-earning assets (1)	6,506,268			6,450,110
Total assets	$80,603,038			$76,027,648
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Demand	$10,178,346	$—	—%	$10,327,076	$—	—%
Interest-bearing checking	9,997,950	130,594	1.75	9,475,927	134,091	1.89
Health savings accounts	9,190,317	11,081	0.16	8,560,303	9,654	0.15
Money market	21,762,954	575,046	3.53	18,905,798	588,760	4.16
Savings	7,267,170	90,580	1.67	6,845,957	77,088	1.50
Certificates of deposit	6,076,756	160,668	3.53	5,861,288	192,649	4.39
Brokered certificates of deposit	1,619,633	53,656	4.43	1,647,193	66,067	5.36
Total deposits	66,093,126	1,021,625	2.07	61,623,542	1,068,309	2.32
Securities sold under agreements to repurchase	164,659	2,525	2.02	125,492	245	0.26
Federal funds purchased	—	—	—	72,537	3,015	5.46
Federal Home Loan Bank advances	2,456,918	83,034	4.46	2,551,535	106,266	5.47
Long-term debt (1)	911,107	30,151	4.41	909,294	24,445	3.58
Total borrowings	3,532,684	115,710	4.33	3,658,858	133,971	4.82
Total deposits and interest-bearing liabilities	69,625,810	$1,137,335	2.18%	65,282,400	$1,202,280	2.46%
Non-interest-bearing liabilities (1)	1,650,198			1,915,023
Total liabilities	71,276,008			67,197,423
Preferred stock	283,979			283,979
Common stockholders’ equity	9,043,051			8,546,246
Total stockholders’ equity	9,327,030			8,830,225
Total liabilities and stockholders’ equity	$80,603,038			$76,027,648
Tax-equivalent net interest income		1,906,780			1,773,772
Less: Tax-equivalent adjustments		(41,739)			(43,853)
Net interest income		$1,865,041			$1,729,919
Net interest margin (2)			3.44%			3.41%
(1)In order to provide the users of the Company’s financial statements with a more transparent view of the actual consolidated average balances that are used in the calculation of net interest margin, the Company has recast, in the above table, certain consolidated average balances for the nine months ended September 30, 2024, to reflect a change in presentation being applied retrospectively. Specifically, adjustments were made to exclude average unsettled trades of $97.0 million and average available-for-sale unrealized losses of $738.2 million from investment securities, and to exclude an average basis adjustment of $26.1 million from long-term debt related to a de-designated fair value hedge. Rather, effective as of December 31, 2024, these amounts are being presented in average non-interest-earning assets and average non-interest-bearing liabilities, respectively. There were no changes to the related yields/rates or net interest income that had been previously disclosed.
(2)As of the first quarter of 2025, Webster changed the methodology used to annualize net interest income in its quarterly and year to date net interest margin calculation. Net interest margin for the prior periods has been recast. There were no changes to the related yields/rates or net interest income that had been previously disclosed.

WEBSTER FINANCIAL CORPORATION Five Quarter Loans and Leases (unaudited)
(In thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Loans and leases (actual):
Commercial non-mortgage	$20,654,331	$19,943,097	$19,495,784	$19,272,958	$18,657,089
Asset-based lending	1,258,478	1,350,006	1,385,042	1,404,007	1,463,903
Commercial real estate	21,911,298	21,358,775	21,383,144	21,391,036	21,691,377
Residential mortgages	9,509,142	9,332,413	9,123,000	8,853,669	8,576,612
Consumer	1,718,832	1,687,668	1,669,253	1,583,498	1,558,034
Total loans and leases	55,052,081	53,671,959	53,056,223	52,505,168	51,947,015
Allowance for credit losses on loans and leases	(727,897)	(722,046)	(713,321)	(689,566)	(687,798)
Total loans and leases, net	$54,324,184	$52,949,913	$52,342,902	$51,815,602	$51,259,217

Loans and leases (average):
Commercial non-mortgage	$20,451,639	$19,703,434	$19,167,596	$18,919,934	$18,166,258
Asset-based lending	1,289,208	1,360,288	1,409,177	1,449,743	1,452,794
Commercial real estate	21,508,546	21,302,161	21,338,147	21,572,682	22,215,293
Residential mortgages	9,416,499	9,228,988	8,985,033	8,740,658	8,390,613
Consumer	1,707,068	1,683,026	1,668,453	1,572,414	1,527,235
Total loans and leases	$54,372,960	$53,277,897	$52,568,406	$52,255,431	$51,752,193

WEBSTER FINANCIAL CORPORATION Five Quarter Non-performing Assets and Past Due Loans and Leases (unaudited)
(In thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Non-performing loans and leases:
Commercial non-mortgage	$223,398	$231,458	$279,831	$268,354	$215,834
Asset-based lending	58,797	44,405	42,207	20,815	29,791
Commercial real estate	227,118	224,554	207,402	138,642	150,711
Residential mortgages	16,843	15,748	15,715	12,500	9,098
Consumer	17,772	18,357	19,243	21,015	20,183
Total non-performing loans and leases	$543,928	$534,522	$564,398	$461,326	$425,617

Other real estate owned and repossessed assets:
Commercial non-mortgage	$1,399	$2,528	$310	$425	$504
Residential mortgages	—	—	—	—	221
Consumer	—	—	—	—	932
Total other real estate owned and repossessed assets	$1,399	$2,528	$310	$425	$1,657
Total non-performing assets	$545,327	$537,050	$564,708	$461,751	$427,274

Past due 30-89 days:
Commercial non-mortgage	$10,934	$16,338	$27,304	$16,619	$45,123
Asset-based lending	—	—	—	21,997	—
Commercial real estate	27,812	16,241	33,030	51,556	36,110
Residential mortgages	17,000	12,664	16,406	14,113	18,153
Consumer	8,730	9,516	9,906	9,122	9,471
Total past due 30-89 days	$64,476	$54,759	$86,646	$113,407	$108,857
Past due 90 days or more and accruing	1,152	—	507	—	71
Total past due loans and leases	$65,628	$54,759	$87,153	$113,407	$108,928

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	Three Months Ended
(In thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
ACL on loans and leases, beginning balance	$722,046	$713,321	$689,566	$687,798	$669,355
Provision	44,205	45,126	78,712	62,639	53,869
Charge-offs:
Commercial portfolio	37,914	39,792	55,566	63,281	36,362
Consumer portfolio	2,003	1,446	1,052	1,265	997
Total charge-offs	39,917	41,238	56,618	64,546	37,359
Recoveries:
Commercial portfolio	765	3,250	942	2,779	377
Consumer portfolio	798	1,587	719	896	1,556
Total recoveries	1,563	4,837	1,661	3,675	1,933
Total net charge-offs	38,354	36,401	54,957	60,871	35,426
ACL on loans and leases, ending balance	$727,897	$722,046	$713,321	$689,566	$687,798

ACL on unfunded loan commitments	$23,117	$22,824	$21,443	$22,593	$22,598

WEBSTER FINANCIAL CORPORATION Non-GAAP to GAAP Reconciliations
	Three Months Ended
(In thousands, except ratio and per share data)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Efficiency ratio:
Non-interest expense	$356,669	$345,714	$343,644	$340,377	$348,958
Less: Foreclosed property activity	1,535	541	517	(32)	(687)
Intangible assets amortization	8,966	9,093	9,237	9,681	8,491
Operating lease depreciation	3	9	16	121	197
FDIC special assessment	—	—	—	—	(1,544)
Strategic restructuring costs and other	—	—	—	—	22,169
Adjusted non-interest expense	$346,165	$336,071	$333,874	$330,607	$320,332
Net interest income	$631,667	$621,182	$612,192	$608,468	$589,883
Add: Tax-equivalent adjustment	14,258	13,870	13,611	13,664	13,659
Non-interest income	100,906	94,657	92,606	52,507	57,741
Other income (1)	9,234	10,528	11,032	6,564	7,448
Less: Operating lease depreciation	3	9	16	121	197
Gain (loss) on sale of investment securities, net	—	—	220	(56,886)	(19,597)
Exit of non-core operations	—	—	—	—	(15,977)
Adjusted income	$756,062	$740,228	$729,205	$737,968	$704,108
Efficiency ratio	45.79%	45.40%	45.79%	44.80%	45.49%

Return on average tangible common stockholders’ equity:
Net income	$261,217	$258,848	$226,917	$177,766	$192,985
Less: Preferred stock dividends	4,162	4,162	4,163	4,163	4,162
Add: Intangible assets amortization, tax-effected	6,534	6,627	6,732	7,648	6,708
Adjusted net income	$263,589	$261,313	$229,486	$181,251	$195,531
Adjusted net income, annualized basis	$1,054,356	$1,045,252	$917,944	$725,004	$782,124
Average stockholders’ equity	$9,440,148	$9,294,023	$9,245,030	$9,186,082	$8,995,134
Less: Average preferred stock	283,979	283,979	283,979	283,979	283,979
Average goodwill and other intangible assets, net	3,180,111	3,188,946	3,198,123	3,207,554	3,238,115
Average tangible common stockholders’ equity	$5,976,058	$5,821,098	$5,762,928	$5,694,549	$5,473,040
Return on average tangible common stockholders’ equity	17.64%	17.96%	15.93%	12.73%	14.29%
(1)Other income reflects a tax-equivalent adjustment on income generated from low-income housing tax credit investments.

WEBSTER FINANCIAL CORPORATION Non-GAAP to GAAP Reconciliations
(In thousands, except ratio and per share data)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Tangible equity ratio:
Stockholders’ equity	$9,462,677	$9,337,617	$9,204,154	$9,133,214	$9,198,050
Less: Goodwill and other intangible assets, net	3,175,747	3,184,039	3,193,132	3,202,369	3,212,050
Tangible stockholders’ equity	$6,286,930	$6,153,578	$6,011,022	$5,930,845	$5,986,000
Total assets	$83,192,652	$81,914,270	$80,279,750	$79,025,073	$79,453,900
Less: Goodwill and other intangible assets, net	3,175,747	3,184,039	3,193,132	3,202,369	3,212,050
Tangible assets	$80,016,905	$78,730,231	$77,086,618	$75,822,704	$76,241,850
Tangible equity ratio	7.86%	7.82%	7.80%	7.82%	7.85%

Tangible common equity ratio:
Tangible stockholders’ equity	$6,286,930	$6,153,578	$6,011,022	$5,930,845	$5,986,000
Less: Preferred stock	283,979	283,979	283,979	283,979	283,979
Tangible common stockholders’ equity	$6,002,951	$5,869,599	$5,727,043	$5,646,866	$5,702,021
Tangible assets	$80,016,905	$78,730,231	$77,086,618	$75,822,704	$76,241,850
Tangible common equity ratio	7.50%	7.46%	7.43%	7.45%	7.48%

Tangible book value per common share:
Tangible common stockholders’ equity	$6,002,951	$5,869,599	$5,727,043	$5,646,866	$5,702,021
Common shares outstanding	164,817	167,083	168,594	171,391	171,428
Tangible book value per common share	$36.42	$35.13	$33.97	$32.95	$33.26

Core deposits:
Total deposits	$68,175,644	$66,314,425	$65,575,229	$64,753,080	$64,514,430
Less: Certificates of deposit	6,202,906	6,069,447	6,036,144	6,041,329	6,020,031
Brokered certificates of deposit	1,372,907	1,850,438	1,486,248	2,193,625	1,400,000
Core deposits	$60,599,831	$58,394,540	$58,052,837	$56,518,126	$57,094,399